Exhibit 4.1

EXECUTION VERSION

RIGHTS AGREEMENT

by and between

GENTIVA HEALTH SERVICES, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

as Rights Agent

Dated as of

May 22, 2014

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TABLE OF CONTENTS

(continued)

		Page

Section 30.	Governing Law	34

Section 31.	Counterparts	34

Section 32.	Descriptive Headings	34

Section 33.	Severability	34

Section 34.	Determinations and Actions by the Board of Directors	35

Exhibit A	-	Summary of Rights

Exhibit B	-	Form of Right Certificate

Exhibit C	-	Form of Certificate of Designations

ii

RIGHTS AGREEMENT

Rights Agreement (this “Agreement”), dated as of May 22, 2014, by and between GENTIVA HEALTH SERVICES, INC., a Delaware corporation (the “Corporation”), and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”).

W I T N E S S E T H :

WHEREAS, on May 21, 2014, the Board of Directors of the Corporation (the “Board of Directors”), authorized the issuance of, and declared a dividend payable, in one right (a “Right”) for each share of Common Stock (as defined herein) outstanding as of close of business on June 3, 2014 (the “Record Date”), each such Right representing the right to purchase, upon the terms and subject to the conditions herein set forth, one one-thousandth of a share of Series B Junior Participating Preferred Stock of the Corporation, par value $.01 per share (“Preferred Stock”), having the rights and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit C; and

WHEREAS, on such date, the Board of Directors further authorized and directed the issuance of one Right (subject to adjustment) with respect to each share of Common Stock which may be issued between the Record Date and the earliest to occur of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined);

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings provided by this Section 1, any capitalized term defined in this Section 1 and used in the following definitions having the meaning provided by this Section 1:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Voting Stock then outstanding; provided, however, that an Acquiring Person shall not include: (i) an Exempt Person; or (ii) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of Voting Stock, the Beneficial Ownership of which was acquired by such Person (together with all Affiliates and Associates of such Person) pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person (together with all Affiliates and Associates of such Person) otherwise became an Acquiring Person or (B) a reduction in the number of issued and outstanding Voting Stock pursuant to a transaction or a series of related transactions approved by the Board of Directors; provided, further, that in the event a Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause (ii), such Person nonetheless shall become an Acquiring Person in the event such Person (together with all Affiliates and Associates of such Person) thereafter acquires Beneficial Ownership of an additional 1% or more of the Voting Stock, unless the acquisition of such additional Voting Stock would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of this clause (ii). Notwithstanding the foregoing, if the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), (x) has become such inadvertently or (y) has become such as the result of contractual obligations that are or purport to be legally binding entered into prior to, and not materially amended or modified after, the date of this Agreement and has not acquired 1% or more of the Voting Stock then outstanding by means other than such contractual obligations since the date of this Agreement, and in case of either clause (x) or (y), such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a) (or, in the case solely of Derivative Shares (as such term is hereinafter defined), such Person terminates the subject derivative transaction or transactions or disposes of the subject derivative security or securities, or establishes to the satisfaction of the Board of Directors that such Derivative Shares are not held with any intention of changing or influencing control of the Corporation), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement. For the avoidance of doubt, if any Person may avoid being an Acquiring Person by divesting Voting Stock as described above, then such Person shall not be considered to become an Acquiring Person until the date that the Board of Directors determines in good faith that such divestiture has not occurred as promptly as practicable.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

(c) “Associate” of a Person shall mean (i) with respect to a corporation, any officer or director thereof or any Associate of any Subsidiary thereof, or any Beneficial Owner of 10% or more of any class of equity security thereof, (ii) with respect to an association, any officer or director thereof or any Associate of a Subsidiary thereof, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, and any Associate of any Subsidiary thereof, (iv) with respect to a limited liability company, any manager or managing member thereof and any Beneficial Owner of 10% or more or any class of membership interest therein or other equity security thereof, and any Associate of any Subsidiary thereof, (v) with respect to a business trust, any officer or trustee thereof or any Associate of any Subsidiary thereof, (vi) with respect to any other trust or an estate, any trustee, executor or similar fiduciary and any Person who has a

10% or greater interest as a beneficiary in the income from or principal of such trust or estate, (vii) with respect to a natural person, the parents and children thereof and any spouse or relative thereof, or any relative of such spouse, who has the same home as such person, and (viii) any Affiliate of such Person.

(d) A person shall be deemed the “Beneficial Owner” of, or to “Beneficially Own”, any securities (and correlative terms shall have correlative meanings):

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, in each case as in effect on the date of this Agreement; or

(ii) which such Person or any of such Person’s Affiliates or Associates has or shares (A) the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own”, securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote or dispose of (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own”, any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not at the time reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person;

(iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing)

for the purpose of acquiring, holding, voting (except as described in the proviso to clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Corporation; provided, however, that for purposes of determining Beneficial Ownership of securities under this Agreement, officers and directors of the Corporation solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Corporation; or

(iv) which are the subject of a derivative transaction entered into by such Person or any of such Person’s Affiliates or Associates, including, for these purposes, any derivative security acquired by such Person or any of such Person’s Affiliates or Associates, which gives such Person or any of such Person’s Affiliates or Associates the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, or which provides such Person or any of such Person’s Affiliates or Associates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any change in the value of such securities, in any case without regard to whether (a) such derivative conveys any voting rights in such securities to such Person or any of such Person’s Affiliates or Associates, (b) the derivative is required to be, or capable of being, settled through delivery of such securities, or (c) such Person or any of such Person’s Affiliates or Associates may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of shares of Voting Stock deemed Beneficially Owned by virtue of the operation of this Section 1(d)(iv), the subject Person shall be deemed to Beneficially Own (without duplication) the number of shares of Voting Stock specified in the documentation evidencing the derivative position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part, and in any case (or if no such number of shares of Voting Stock is specified in such documentation or otherwise), as determined by the Board of Directors in good faith to be the number of shares of Voting Stock to which the derivative position relates. Such shares of Voting Stock that are deemed so Beneficially Owned pursuant to the operation of this Section 1(d)(iv) shall be referred to herein as “Derivative Shares.”

Notwithstanding anything in this paragraph (d) to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any securities acquired or otherwise beneficially owned in good faith in a firm commitment underwriting (until the expiration of forty days after the date of the sale of securities to the public pursuant to such firm commitment underwriting.)

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(e) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York, the State of New Jersey, the State of Georgia or the State in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

(f) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(g) “Common Stock” when used with reference to the Corporation shall collectively mean the Common Stock, par value $0.10 per share, of the Corporation and any other common stock of the Corporation into or for which it is changed, converted or exchanged. “Common Stock” when used with reference to any Person other than the Corporation shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(h) “Distribution Date” shall have the meaning set forth in Section 3(b) hereof.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Exchange Ratio” shall have the meaning set forth in Section 27 hereof.

(k) “Exempt Person” shall mean (i) the Corporation, (ii) any Subsidiary of the Corporation, or (iii) any employee benefit plan or employee stock plan of the Corporation or any Subsidiary of the Corporation, or any trust or other entity organized, appointed, established or holding Voting Stock for or pursuant to the terms of any such plan.

(l) “Exercise Price” shall have the meaning set forth in Section 4 hereof.

(m) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(n) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(o) “NASDAQ” shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

(p) “Person” shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity, as well as any group under Rule 13d-5(b)(1) of the Exchange Act.

(q) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(r) “Right Certificate” shall have the meaning set forth in Section 3(d) hereof.

(s) “Securities Act” shall mean the Securities Act of 1933, as amended.

(t) “Stock Acquisition Date” shall mean the first date on which there shall be a public announcement by the Corporation or an Acquiring Person that an Acquiring Person has become such.

(u) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(v) “Summary of Rights” shall have the meaning set forth in Section 3(a) hereof.

(w) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(x) “Transfer Tax” shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including the Rights, shares of the Common Stock and shares of the Preferred Stock.

(y) “Trust” shall have the meaning set forth in Section 27(a) hereof.

(z) “Trust Agreement” shall have the meaning set forth in Section 27(a) hereof.

(aa) “Voting Stock” shall mean (i) the Common Stock of the Corporation and (ii) any other shares of capital stock of the Corporation entitled to vote generally in the election of directors or entitled generally to vote together with the Common Stock in respect of a merger, consolidation, sale of all or substantially all of the Corporation’s assets, liquidation, dissolution or winding up. For purposes of this Agreement, a stated percentage of the Voting Stock shall mean a number of Voting Stock as shall equal in voting power that stated percentage of the total voting power of the then outstanding Voting Stock in the election of a majority of the Board of Directors or in respect of a merger, consolidation, sale of all or substantially all of the Corporation’s assets, liquidation, dissolution or winding up.

Any determination required to be made by the Board of Directors for purposes of applying the definitions contained in this Section 1 shall be made by a majority of the Board of Directors in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

Section 2. Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten (10) days prior written notice to the Rights Agent. If the Corporation appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Corporation shall determine, and the Corporation will notify, in writing, the Rights Agent and any co-rights agents of any such respective duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent.

Section 3. Issuance of Right Certificates.

(a) On the Record Date (or as soon as practicable thereafter), the Corporation or the Rights Agent (if instructed by the Corporation and provided with all necessary information and documents and at the Corporation’s expense) shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the “Summary of Rights”), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Record Date, at the address of such holder shown on the records of the Corporation.

(b) Until the Close of Business on the day which is the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of a tender or exchange offer upon the successful consummation of which any Person would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights shall be evidenced by the certificates for Common Stock (or in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership for such shares) registered in the names of the holders of Common Stock (together with, in the case of certificates for Common Stock outstanding as of the Record Date, the Summary of Rights) and not by separate Right certificates and the record holders of such certificates (or such book-entry accounts) for Common Stock shall be the record holders of the Rights represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock. Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration Date), the surrender for transfer of any certificate for Common Stock (or the effectuation of a book-entry transfer of shares of Common Stock) shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether or not accompanied by a copy of the Summary of Rights. The Corporation shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Corporation shall confirm same in writing on or prior to the Business Day next following. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(c) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date. Certificates for Common Stock (including, without limitation, certificates issued upon original issuance, disposition from the Corporation’s treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date, or the Final Expiration Date shall have impressed, printed, written or stamped thereon or otherwise affixed thereto a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of common stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement by and between Gentiva Health Services, Inc. and Computershare Trust Company, N.A. (the “Rights Agent”), dated as of May 22, 2014, as it may be amended, supplemented or otherwise modified from time to time (the “Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Gentiva Health Services, Inc. Under certain circumstances, as set forth in the Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Gentiva Health Services, Inc. shall mail to the registered holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As provided in Section 7(e) of the Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Agreement) or any subsequent holder of such Rights shall be null and void and may not be exercised by or transferred to any Person.

With respect to such certificates containing the foregoing legend, until the Distribution Date the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Corporation purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding. Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

(d) As soon as practicable after the Distribution Date, the Corporation will prepare and execute, and upon the written request of the Corporation, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information and documents at the expense of the Corporation, send), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Corporation, at the address of such holder shown on such records, a certificate in the form provided by Section 4 hereof (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon (but which shall not affect the rights, duties, liabilities or responsibilities of the Rights Agent) as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or the Financial Industry Regulatory Authority or as the Corporation may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Agreement. Subject to the provisions of Section 22 hereof, Right Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share (including fractional shares which are integral multiples of one one-thousandth of a share) of Preferred Stock as shall be set forth thereon at the price per one one-thousandth of a share of Preferred Stock payable upon exercise of a Right provided by Section 7(b) hereof, as the same may from time to time be adjusted as provided herein (the “Exercise Price”).

Section 5. Countersignature and Registration.

(a) Each Right Certificate shall be executed on behalf of the Corporation by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Corporation’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. Each Right Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any Right Certificate shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery of the certificate by the Corporation, such Right Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation. Any Right Certificate may be signed on behalf of the Corporation by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b) Following the Distribution Date and receipt by the Rights Agent of notice to that effect and all other relevant information and documents referred to in Section 3(d) hereof, the Rights Agent will keep or cause to be kept, at its office designated for such purpose books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) Subject to the provisions of Sections 7(e), 7(f) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate, may be (i) transferred or (ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for such purpose with the form of certificate and assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Corporation and the Rights Agent), properly completed and duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the office of the Rights Agent designated therefor. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Corporation or the Rights Agent may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificates. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to the transfer of any such surrendered Right Certificates until such registered holder shall, in addition to having complied with any other applicable provisions hereof, have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation as the Corporation shall reasonably request.

(b) Subject to the provisions of Sections 7(e), 7(f) and 14 hereof, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Corporation, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation shall prepare, execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and (if requested by the Corporation) the Rights Agent shall deliver or cause to be delivered to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

(c) Notwithstanding any other provisions hereof, the Corporation and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights; Invalidation of Certain Rights.

(a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof properly completed and duly executed (with signatures duly guaranteed), to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each Right exercised (as the same may have been adjusted as hereinafter provided) and an amount equal to any tax or charge required to be paid, at or prior to the Close of Business on the earlier of (i) May 20, 2015 (the “Final Expiration Date”) or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof or the date on which the Rights are exchanged as provided in Section 27 hereof (such earlier date being herein referred to as the “Expiration Date”).

(b) The Exercise Price shall initially be $45.00 for each one one-thousandth (1/1000) of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of one one-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

(c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase and certificate properly completed and duly executed, accompanied by payment by certified check, cashier’s check, bank draft or money order payable to the Corporation or the Rights Agent of the Exercise Price for the shares of Preferred Stock to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Right Certificate in accordance with Section 9(d) hereof, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preferred Stock of the Corporation one or more certificates representing the number of shares of Preferred Stock to be so purchased, and the Corporation hereby authorizes and directs such transfer agent to comply with all such requests, (ii) as provided in Section 14(b) hereof, at the election of the Corporation, cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock, (iii) if the election provided for in the immediately preceding clause (ii) has not been made, requisition from the Corporation the amount of cash to be paid in lieu of the issuance of fractional shares (other than fractions that are integral multiples of one one-thousandth of a share) in accordance with Section 14(b) hereof, (iv) after receipt of such Preferred Stock certificates and, if applicable, depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (v) when necessary to comply with this Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities other than Preferred Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (v) of this Section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Corporation may suspend the issuance of shares of Preferred Stock and other securities upon exercise of a Right for a reasonable period, not in excess of 90 days, during which the Corporation seeks to register under the Securities Act, and any applicable securities law of any other jurisdiction, the shares of Preferred Stock or other securities to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7(c) shall relieve the Corporation of its obligations under Section 9(d) hereof. Upon any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (and provide prompt written notice to the Rights Agent in each case).

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or his assign, subject to the provisions of Section 14(b) hereof.

(e) Notwithstanding any provision of this Agreement to the contrary, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are Beneficially Owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person (or any such Associate or Affiliate) to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons referred to in clause (y) and (z) above, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof whose Rights would be null and void pursuant to the provisions of this Section 7(e); no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or an Affiliate or Associate of such Acquiring Person) whose Rights would be null and void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or an Associate or Affiliate of such Acquiring Person) whose Rights would be null and void pursuant to the provisions of this Section 7(e) shall be cancelled. The Corporation shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but it shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, (ii) tendered the Exercise Price (and an amount equal to any tax or charge required to be paid by the holder of such Rights Certificate) to the Corporation, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof and such other information as the Corporation or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

Section 9. Reservation and Availability of Shares of Preferred Stock.

(a) The Corporation covenants and agrees that it will cause to be reserved and kept available out of the authorized and unissued shares of Preferred Stock or out of authorized and issued shares of Preferred Stock held in its treasury, such number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

(b) The Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance in accordance with this Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock is listed or The Nasdaq Stock Market LLC or any successor thereto or other comparable exchange.

(c) The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

(d) The Corporation covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock issued or delivered upon the exercise of Rights. The Corporation shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of certificates for Preferred Stock upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Corporation shall not be required to issue or deliver a Right Certificate or certificate for Preferred Stock to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation’s satisfaction that no such Transfer Tax is due.

Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered with the forms of election and certification properly completed and duly executed and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Preferred Stock transfer books of the Corporation are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

Section 11. Adjustment of Exercise Price or Number of Shares. The Exercise Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a share exchange, consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

(ii) Subject to Section 27 hereof, in the event any Person becomes an Acquiring Person, each Right shall thereafter entitle its holder to receive, upon exercise thereof at a price equal to the then current Exercise Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Corporation as shall equal the result obtained by (A) multiplying the then current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Stock of the Corporation (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Corporation shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights. The Corporation shall give the Rights Agent written notice of the identity of any Acquiring Person, any Associate or Affiliate of such Acquiring Person known to the Corporation, and any nominee of any of the foregoing known to the Corporation, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

(iii) In the event that there shall not be sufficient shares of Common Stock authorized but unissued to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Corporation shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights. In the event the Corporation shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Corporation shall substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one shares of Common Stock as of the date of issuance of such shares of Preferred Stock or fraction thereof.

(b) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock (“equivalent preferred shares”)) or securities convertible into Preferred Stock or equivalent preferred shares at a price per share of Preferred Stock or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred shares) less than the then current per share market price of the Preferred Stock (as defined in Section 11(d)) on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred

Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Stock owned by or held for the account of the Corporation or any Subsidiary of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c) In case the Corporation shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a share exchange, consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of a share of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such then-current per share market price of the Preferred Stock on such record date. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported as of 4:00 P.M. Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported as of 4:00 P.M. Eastern time by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly traded, the “current per share market price” of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

(e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1 % in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If, as a result of an adjustment made pursuant to Section 11 (a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a) through (c) hereof, inclusive, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Corporation shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by (A) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (B) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(i) The Corporation may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Exercise Price or in the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of one one-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

(k) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Stock and other capital stock or securities of the Corporation, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(l) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such adjustments in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Corporation to holders of the Preferred Stock shall not be taxable to such shareholders.

(m) In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in Common Stock, or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of shares of Common Stock, then, in any such case, (A) the number of one one-thousandths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each shares of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(m) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certification of Adjusted Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Corporation shall (a) promptly prepare a certificate setting forth such adjustment, and a brief reasonably detailed statement of the facts, computation and methodology giving rise to such adjustment,

(b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Corporation to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Corporation shall effect a share exchange, consolidate with, or merge with and into, any other Person, (b) any Person shall effect a share exchange, consolidate with the Corporation, or merge with and into the Corporation and the Corporation shall be the continuing or surviving corporation of such share exchange or merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Corporation) or cash or any other property, or (c) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person other than the Corporation or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Exercise Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Stock, such number of shares of Common Stock of such other Person (including the Corporation as successor thereto or as the surviving Person) as shall equal the result obtained by (A) multiplying the then current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Stock of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term “Corporation” shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Stock of the Corporation thereafter deliverable upon the exercise of the Rights. The Corporation shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto, the Corporation and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Corporation shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers, share exchanges, or consolidations or sales or other transfers.

Section 14. Fractional Rights and Fractional Shares.

(a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-thousandth of a share of Preferred Stock). If the Corporation shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purpose of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

(b) The Corporation shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions that are integral multiples of one one-thousandth of a share). In lieu of issuing fractions of shares of Preferred Stock, the Corporation may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one one-thousandth of a share, if the Corporation does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Preferred Stock. For the purposes of this Section 14(b), the current market value of one share of Preferred Stock shall be the closing price of one share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share) upon exercise of a Right.

(d) Whenever a payment for a fractional Right or fractional share is to be made by the Rights Agent, the Corporation shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15. Rights of Action. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent in Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock), and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement. Notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the Corporation’s or the Rights Agent’s inability to perform any of their respective obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment decree or ruling (whether interlocutory or final) issued by a court or a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 16. Agreement of Right Holders. Each holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for Common Stock (or in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) registered in the name of the holders of Common Stock (together, as applicable, with the Summary of Rights), which certificates for Common Stock (or book-entry account) shall also constitute certificates for Rights, and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

(c) the Corporation and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or, in the case of uncertificated shares of Common Stock, the book-entry account evidencing record ownership of such shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder or other securityholder of the Corporation or of a securityholder of any other Person or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or securityholder action, or to receive notice of meetings or other actions affecting shareholders or securityholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, except in any such case the rights, if any, in respect thereof provided by this Agreement, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof for such stock or other security.

Section 18. Concerning the Rights Agent.

(a) The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees, expenses and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, judgment, fine, penalty, demand, settlement or expense (including, without limitation, the reasonable fees and expense of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as determined by a final, nonappealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the cost and expenses of defending against any claim of liability in connection therewith. The provisions of this Section 18 shall survive the termination of this Agreement and the termination and expiration of the Rights. The costs and expenses incurred by the Rights Agent in enforcing this right of indemnification shall be paid by the Corporation. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, punitive, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

(b) The Rights Agent may conclusively rely upon and shall be authorized and protected, and shall incur no liability for or in respect of, any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for Preferred Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

Section 19. Merger or Consolidation of, or Change in Name of, the Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right

Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations explicitly imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates by their acceptance thereof shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be an employee of or outside legal counsel for the Corporation or the Rights Agent), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in the absence of bad faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent. Any such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in the absence of bad faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, nonappealable judgment of a court of competent jurisdiction). Any liability of the Rights Agent shall be limited to the amount of annual fees paid by the Corporation to the Rights Agent.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

(e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other security to be delivered pursuant to the exercise of any Right or as to whether any shares of Preferred Stock or other security will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President or any Vice President or the Secretary or the Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and it shall not be liable for or in respect of any action taken or suffered to be taken by it in the absence of bad faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken, suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Corporation actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking, suffering or omitting to take any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted to be taken.

(h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final nonappealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof), a Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

(k) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Corporation in the ordinary course of its business as Rights Agent) or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Corporation and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. The Corporation may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be (a) a Person organized and doing business under the laws of the United States, in good standing, having an office or agency in the State of Delaware or the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer or stockholder services powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by or under common control with one or more Persons described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Corporation shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Voting Stock following the Distribution Date and prior to the Expiration Date, the Corporation may with respect to Voting Stock so issued or sold pursuant to (i) the exercise of stock options, (ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Corporation or (iv) a contractual obligation of the Corporation, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Section 23. Redemption.

(a) The Corporation may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, but only by the vote of a majority of its Board of Directors, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, subject to adjustment as provided in Section 23(c) hereof (the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time after the Board of Director’s action to redeem the Rights on such basis and subject to such conditions, as the Board of Directors in its sole and absolute discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable prior to the expiration of the Corporation’s right of redemption hereunder.

(b) Without any further action and without any notice, the right to exercise the Rights will terminate effective at the time so designated by action of the Board of Directors ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Corporation shall give prompt written notice to the Rights Agent of any such redemption. Within 10 days after the effective time of the action of the Board of Directors ordering the redemption of the Rights, the Corporation shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Directors, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares (and, at the Corporation’s election pursuant to Section 14(b) hereof, cash or depositary receipts in lieu of fractions of shares other than fractions which are integral multiples of one one-thousandth of a share) of Preferred Stock or Common Stock having a current market value equal to such cash payment.

(c) In the event the Corporation shall at any time after the date of this Agreement but before such time as any Person becomes an Acquiring Person (A) pay any dividend on Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock and as a consequence thereof the number of Rights outstanding shall change, then, and in each such event, the Redemption Price may, by action of the Board of Directors in its discretion, be appropriately adjusted in respect of such transaction so as to maintain the aggregate Redemption Price of all Rights after such transaction at the same amount, insofar as practicable, as before the transaction.

Section 24. Notice of Proposed Actions.

(a) In case the Corporation, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) hereof or to pay any dividend to the holders of record of its shares of Common Stock payable in shares of capital stock of any class or to make any other distribution to the holders of record of its Common Stock (other than a regular periodic cash dividend at a rate not in excess of 150% of the rate of the last cash dividend theretofore paid), or (ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Preferred Stock or Common Stock or any recapitalization or reorganization of the Corporation, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to each holder of record of a Right Certificate, in accordance with Section 25 hereof, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Corporation or the vote upon any such action.

(b) In case the event referred to in Section 11(a)(ii) hereof shall occur, then the Corporation shall as soon as practicable thereafter, in accordance with Section 25 hereof, give to the Rights Agent and each holder of a Right notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Corporation shall be in writing and shall be considered given upon receipt if sent by overnight delivery service or seven Business Days after being sent by first-class mail, postage prepaid, in any case addressed (until another address is filed in writing with the Rights Agent) as follows:

Gentiva Health Services, Inc.

3350 Riverwood Parkway

Suite 1400

Atlanta, Georgia 30339-3314

Attention: General Counsel

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be in writing and shall be considered given upon receipt if sent by overnight delivery service or seven Business Days after being sent by first-class mail, postage prepaid, in any case addressed (until another address is filed in writing with the Corporation) as follows:

Computershare Trust Company, N.A.

480 Washington Boulevard, 29th Floor

Jersey City, New Jersey 07310

Attn: Client Services

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of record of any Right Certificate or Right shall be in writing and shall be considered given upon receipt if sent by overnight delivery service or seven Business Days after being sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

Section 26. Supplements and Amendments. The Corporation may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Corporation may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Corporation and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Corporation may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Section 1(a) hereof to not less than 10% (the “Reduced Threshold”); provided, however, that no Person who beneficially owns a number of shares of Voting Stock equal to or greater than the Reduced Threshold shall become an Acquiring Person unless such Person shall, after the public announcement of the Reduced Threshold, increase its beneficial ownership of the then outstanding Voting Stock (other than as a result of an acquisition of Voting Stock by the Corporation) to an amount equal to or greater than the greater of (x) the Reduced Threshold or (y) the sum of (i) the lowest beneficial ownership of such Person as a percentage of the outstanding Common Stock as of any date on or after the date of the public announcement of such Reduced Threshold plus (ii) .001%. Upon delivery of a certificate from an appropriate officer of the Corporation that states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be obligated to, enter into any such supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement and shall not be bound by any such supplement or amendment not executed by it.

Section 27. Exchange.

(a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) by exchanging for each such Right one share of Common Stock of the Corporation, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such number of shares of Common Stock per Right being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Stock then outstanding. From and after the occurrence of an event specified in Section 13 hereof, any Rights that theretofore have not been exchanged pursuant to this Section 27 (a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 27(a). The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 27, the Board of Directors may direct the Corporation to enter into such arrangements or implement such procedures as it deems necessary or appropriate for ensuring that Common Stock (or such other consideration contemplated by this Section 27) issuable upon an exchange pursuant to this Section 27 is not received by any holders of Rights that have become null and void pursuant to Section 7(e), including entering into a Trust Agreement in such form and with such terms as its Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Corporation shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock (or such other consideration) issuable pursuant to the exchange, and all Persons entitled to receive shares (or such other consideration) pursuant to the exchange shall be entitled to receive such shares (or such other consideration) (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange (with prompt written notice to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 27, the Corporation shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fractions thereof having an aggregate current market value equal to the current market value of one share of Common Stock as of the date any Person becomes an Acquiring Person.

(d) The Corporation shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Corporation shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 27.

Section 28. Successors. All of the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights).

Section 30. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such state, provided, however, that all provisions regarding the rights, duties, privileges, protections and immunities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the principles or rules concerning conflicts of laws which might otherwise require application of the substantive laws of another jurisdiction.

Section 31. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 32. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 33. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 34. Determinations and Actions by the Board of Directors. The Board of Directors shall have the exclusive power and authority to administer, interpret and apply this Agreement and to exercise the rights and powers specifically granted to the Board of Directors or to the Corporation by this Agreement or by law and may take such action as may be necessary or advisable in the administration of this Agreement or to amend or supplement this Agreement in accordance with its terms, including, without limitation, the right and power (i) to make all determinations deemed necessary or advisable for the administration of this Agreement, (ii) to decide to redeem the Rights and (iii) to decide to amend or supplement this Agreement. All such actions, calculations, interpretations and determinations (including any decision not to take any action) done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights, as such, and all other Persons and (y) not subject any member of the Board of Directors to any liability to the holders of Rights. Notwithstanding anything contained herein to the contrary, the Rights Agent is entitled always to assume that the Corporation’s Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

Attest:		GENTIVA HEALTH SERVICES, INC.

By:

/s/ John N. Camperlengo		By:	/s/ Tony Strange
Name:	John N. Camperlengo	Name:	Tony Strange
Title:	General Counsel	Title:	CEO

Attest:		COMPUTERSHARE TRUST COMPANY, N.A.

By:

/s/ Stephen M. Plefka		By:	/s/ Dennis V. Moccia
Name:	Stephen M. Plefka	Name:	Dennis V. Moccia
Title:	Relationship Manager	Title:	Manager, Contract Administration

EXHIBIT A

AS PROVIDED IN THE RIGHTS AGREEMENT REFERRED

TO BELOW, RIGHTS ISSUED TO OR BENEFICIALLY OWNED

BY ACQUIRING PERSONS OR THEIR AFFILIATES OR

ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE

RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF

SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT

BE EXERCISED OR TRANSFERRED TO ANY PERSON.

GENTIVA HEALTH SERVICES, INC.

SUMMARY OF RIGHTS TO PURCHASE

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

On May 21, 2014, the Board of Directors of our Company, Gentiva Health Services, Inc. a Delaware corporation, declared a distribution of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.10 per share. The distribution is payable on June 3, 2014 to stockholders of record on June 3, 2014.

Our Board has adopted this Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of our outstanding common stock without the approval of our Board. The Rights Agreement should not interfere with any merger or other business combination approved by our Board.

For those interested in the specific terms of the Rights Agreement as made between our Company and Computershare Trust Company, N.A., as Rights Agent, on May 22, 2014, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-K dated May 23, 2014. A copy of the agreement is available free of charge from our Company.

The Rights. Our Board authorized the issuance of a Right with respect to each outstanding share of common stock on June 3, 2014. The Rights will initially trade with, and will be inseparable from the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after June 3, 2014 until the Distribution Date described below.

Exercise Price. Each Right will allow its holder to purchase from our Company one one-thousandth of a share of Series B Junior Participating Preferred Stock (“Preferred Share”) for $45.00, once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until

•	10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of our outstanding common stock (including ownership of derivative positions), or, if earlier,

•	10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Our Board may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding common stock.

•	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $45.00, purchase shares of our common stock with a market value of $90.00, based on the market price of the common stock prior to such acquisition.

•	Flip Over. If our Company is later acquired in a merger or similar transaction after the date any person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $45.00, purchase shares of the acquiring corporation with a market value of $90.00 based on the market price of the acquiring corporation’s stock, prior to such merger.

Preferred Share provisions.

Each one one-thousandth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of $.001, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•	will entitle holders upon liquidation either to receive $1 or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have the same voting power as one share of common stock.

•	if shares of our common stock are exchanged via merger, consolidation, or similar transaction, will entitle holders of a per share payment equal to the payment made on one share of common stock.

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The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration. The Rights will expire on May 20, 2015.

Redemption. Our Board may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made; provided, however, that any adjustments not made shall be carried forward and taken into account in any subsequent adjustment.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. However, our Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights.

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EXHIBIT B

[Form of Right Certificate]

Certificate No. W-[—]	[—] Rights

NOT EXERCISABLE AFTER MAY 20, 2015 OR EARLIER IF EXCHANGED OR REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $.001 PER RIGHT (SUBJECT TO ADJUSTMENT), ON THE TERMS SET FORTH (OR REFERRED TO) IN THE RIGHTS AGREEMENT REFERRED TO BELOW. AS PROVIDED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES OR TRANSFEREES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE EXERCISED OR TRANSFERRED TO ANY PERSON.

Right Certificate

GENTIVA HEALTH SERVICES, INC.

This certifies that [—], or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of May 22, 2014 (the “Rights Agreement”) by and between Gentiva Health Services, Inc., a Delaware corporation (the “Corporation”), and Computershare Trust Company, N.A., as Rights Agent, or its successor in interest as Rights Agent (the “Rights Agent”), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on May 20, 2015 at the office of the Rights Agent designated in the Rights Agreement for such purpose, one one-thousandth (1/1000) of a fully paid and nonassessable share of the Series B Junior Participating Preferred Stock (the “Preferred Stock”) of the Corporation, or other securities or property in lieu thereof as provided by the Rights Agreement, at a purchase price of $45.00, as the same may from time to time be adjusted in accordance with the Rights Agreement (the “Exercise Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase attached hereto duly executed.

As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Corporation and the holders of record of Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Corporation.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at its option or under certain other circumstances at a redemption price of $.001 per Right.

No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1000) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Corporation may cause depositary receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal. Dated as of [—], 20[—].

ATTEST:	GENTIVA HEALTH SERVICES, INC.

By
[Assistant] Secretary		Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By
Authorized Signature

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[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificates.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                     Attorney to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:                  ,

Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program at a guarantee level satisfactory to the Rights Agent. A notary public is not sufficient.

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Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Right Certificate [    ] is [    ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated: ,
Signature

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above is not completed in connection with a purported assignment, the Corporation may deem the Beneficial Owner of the Rights evidenced by the attached Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly may deem the Rights evidenced by such Rights Certificate to be null and void and not transferable or exercisable.

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FORM OF ELECTION TO PURCHASE

(To be executed if registered holder

desires to exercise the Right Certificate.)

TO                     :

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

Please insert social security
or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

Dated:                  ,

Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program at a guarantee level satisfactory to the Rights Agent. A notary public is not sufficient.

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EXHIBIT C

FORM OF

CERTIFICATE OF DESIGNATIONS

of

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

of

GENTIVA HEALTH SERVICES, INC.

The undersigned duly authorized officer of Gentiva Health Services, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), in accordance with the provisions of Section 151 of such law, DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors on May 21, 2014 adopted the following resolution which creates a series of preferred shares of the Corporation designated as Series B Junior Participating Preferred Shares as follows:

RESOLVED,

FIRST: Pursuant to Section 151(g) of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, a series of preferred shares of the Corporation be, and hereby is, created and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Preferred Stock” (the “Series B Preferred Stock”), and the number of shares constituting such series shall be 100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Corporation.

Section 2. Dividends and Distributions.

(A) Subject to the provisions for adjustment hereinafter set forth, and subject to the rights of the holders of any shares of any series of preferred stock of the Corporation ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 1000 times the aggregate per share amount of all cash dividends declared or paid on the common stock, $.10 par value per share, of the Corporation (the “Common Stock”) and (ii) a preferential cash dividend (the “Preferential Dividends”), if any, in preference to the holders of Common Stock, on the first business day of April, July, October and January, of each year (each a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred

Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment Date if the date of the first issuance of Series B Preferred Stock is a date other than a Quarterly Dividend Payment Date, in which case such payment shall be a prorated portion of such amount) equal to $1.00 per share of Series B Preferred Stock less the per share amount of all cash dividends declared on the Series B Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series B Preferred Stock, make any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Corporation or a distribution of options, rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share of Common Stock), then, and in each such event, the Corporation shall simultaneously pay on each then outstanding share of Series B Preferred Stock a distribution, in like kind, of 1000 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series B Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as “Dividends” and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which shall be 1000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Dividend Multiple”. In the event the Corporation shall at any time after May 23, 2014 (the “Effective Date”) declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series B Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid or set aside for payment (as the case may be), on the Series B Preferred Stock.

(C) Preferential Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series B Preferred Stock. Accrued but unpaid Preferential Dividends

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shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

Section 3. Voting Rights. The holders of Series B Preferred Stock shall have the following voting rights:

(A) Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series B Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Vote Multiple”. In the event the Corporation shall at any time after the Effective Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series B Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in the Bylaws of the Corporation or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C) In the event that the Preferential Dividends accrued on the Series B Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of preferred stock of the Corporation of all series (including the Series B Preferred Stock), other than any series in respect of which such right is expressly withheld by the Bylaws of the Corporation or the authorizing resolutions included in any certificate of designations therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors of the Corporation, which directors shall be in addition to the number required prior to such event (and to the extent that this shall require an increase in the maximum number of directors, the Board of Directors of the Corporation shall by resolution increase that number accordingly), to serve until the next annual meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity. The holders of shares of Series B Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series B Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed for cause and replaced by such shareholders, and casual vacancies in such directorships may be filled only by such shareholders (or by the remaining director elected by such shareholders, if there be one) in the manner permitted by law; provided, however, that any such action by shareholders shall be taken at a meeting of shareholders and shall not be taken by written consent thereto.

(D) Except as otherwise required by the By-laws of the Corporation or by law or set forth herein, holders of Series B Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

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Section 4. Certain Restrictions.

(A) Whenever Preferential Dividends or Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series B Preferred Stock may have in such circumstances, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of capital stock ranking on a parity as to dividends with the Series B Preferred Stock, unless dividends are paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

(iii) except as permitted by subparagraph (iv) of this Section 4(A), redeem or purchase or otherwise acquire for consideration shares of any capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any capital stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series B Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of capital stock ranking on a parity with the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors of the Corporation, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

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(B) The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A “Subsidiary” of the Corporation shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

(C) The Corporation shall not issue any shares of Series B Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of May 22, 2014, by and between the Corporation and as Rights Agent, as it may be amended from time to time, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions of this Certificate of Designations shall prohibit or restrict the Corporation from issuing for any purpose any series of preferred shares with rights and privileges similar to, different from, or greater than, those of the Series B Preferred Stock.

Section 5. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued preferred shares, without designation as to series, and such shares may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors of the Corporation.

Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless the holders of shares of Series B Preferred Stock shall have received for each share of Series B Preferred Stock, subject to adjustment as hereinafter provided, (A) $.001 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and (ii) to the holders of shares ranking on a parity upon liquidation, dissolution or winding up with the Series B Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series B Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series B Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series B Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the “Participating Liquidation Amount” and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to

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the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Liquidation Multiple”. In the event the Corporation shall at any time after the Effective Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series B Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Certain Reclassifications and Other Events.

(A) In the event that holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a “Transaction”), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall be adjusted so that after such event the holders of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

(B) In the event that holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of

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Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

(C) In the event that holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall each be adjusted so that after such event each holder of a share of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the “Discount Fraction” shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

(D) For purposes of this Certificate of Designations, the “Fair Market Value” of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing prices per share thereof of such stock over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that the Fair Market Value of any such share of capital stock is to be determined as of a date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or

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securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account such dividend, distribution, subdivision, split, combination, consolidation, reverse stock split or reclassification. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange); or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading; or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other quotation reporting system then in use; or if no bids for such shares are so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, “Fair Market Value” shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

Section 8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

Section 9. Effective Time of Adjustments.

(A) Adjustments to the Series B Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

(B) The Corporation shall give prompt written notice to each holder of a share of Series B Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares

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required by the provisions of this Certificate of Designations. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

Section 10. No Redemption. The shares of Series B Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire shares of Series B Preferred Stock in any other manner permitted by law and the provisions hereof and the Bylaws of the Corporation.

Section 11. Ranking. Unless otherwise provided in the Bylaws of the Corporation, or a certificate of designations relating to a subsequent series of preferred shares of the Corporation, the Series B Preferred Stock shall rank junior to all other series of the Corporation’s preferred shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

Section 12. Amendment. The provisions hereof and the Bylaws of the Corporation shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series B Preferred Stock without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series B Preferred Stock, voting together as a single class.

Section 13. Fractional Shares. Shares representing Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series B Preferred Stock. Any reference in this Certificate of Designations to shares of Series B Preferred Stock shall be deemed also to refer to fractions of shares of Series B Preferred Stock.

SECOND: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested by its Secretary this 23rd day of May, 2014.

Name:
Title:

Attest

By:
Name:
Title:

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